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                               THIRD AMENDMENT TO
                             STOCK OPTION AGREEMENT


         This Third Amendment to Stock Option Agreement is made and entered into by and between National Education Corporation, a Delaware Corporation ("Company") and Steck-Vaughn Publishing Corporation ("Optionee") as of June 30, 1996.


                                    Recitals

         1. Company and Optionee entered into that certain Stock Option Agreement (the "Stock Option Agreement") dated as of February 28, 1995 pursuant to which the Company granted Optionee a stock option to purchase from the Company 290,000 shares of the stock of Optionee owned by the Company.

         2. The Stock Option Agreement has heretofore been amended by that certain First Amendment to Stock Option Agreement (the "First Amendment") dated as of December 31, 1995, and that certain Second Amendment to Stock Option Agreement (the "Second Amendment") dated as of March 31, 1996.

         3. Company and Optionee desire to again amend the Stock Option Agreement to extend certain dates and to amend certain other matters contained therein.


                                   Agreement

         Now, Therefore, for $10.00 and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the Company and Optionee hereby agree as follows, to wit:

         4. Section 2 of the Stock Option Agreement is hereby amended in its entirety to hereafter read as follows, to wit:

                 2.       Term of Option

                 Unless earlier exercised pursuant to Section 3 of this Agreement, the Option shall terminate on, and shall not be exercisable after the earlier of (a) December 31, 1997, or (b) the date, if any, the Option is terminated pursuant to Section 8 below.

         5. Subsection 3.1 of the Stock Option Agreement is hereby amended in its entirety to hereafter read as follows, to wit:




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                      3.1     Exercisability

                 This Option may only be exercised, in whole or in part, once at any time after the earlier of (i) February 28, 1997 or (ii) any time one or more Events of Default (which have not been cured within any applicable cure period) have occurred under and as defined in that certain Revolving Line of Credit Note dated February 28, 1995 in the original principal amount of $10,000,000.00 executed by the Company and payable to the order of Optionee as renewed, modified and extended by that certain Renewal and Extension Agreement (the "First Renewal") dated as of December 31, 1995, that certain Second Renewal and Extension Agreement (the "Second Renewal") dated as of March 31, 1996 and that certain Third Renewal and Extension Agreement (the "Third Renewal") dated as of June 30, 1996 and each between the Company and Optionee (said Revolving Line of Credit Note as so renewed, modified and extended by said First Renewal, Second Renewal and Third Renewal being herein referred to as the "Note"), until the expiration of the term of the Option as provided in Section 2 hereof. For purposes hereof, a business day shall mean any day which is not a Saturday, Sunday or federal legal holiday.

         6. Section 8 of the Stock Option Agreement is hereby amended in its entirety to hereafter read as follows, to wit:

                 8.       Redemption

                 At any time on or after the Credit Line Termination Date (hereafter defined) and provided that the Option has not theretofore been exercised, the Company may redeem the Option upon written notice of such redemption and payment of the Redemption Price (hereafter defined) by the Company to Optionee. Upon the written notice of such redemption and payment of the Redemption Price by the Company to Optionee on or after the Credit Line Termination Date, the Option, to the extent not theretofore exercised, shall terminate for all purposes and shall not be of any further force and effect; provided that such termination shall not impair or affect Optionee's rights with respect to Shares previously exercised pursuant to the Option or Shares previously acquired by Optionee pursuant to the Option. The "Redemption Price" shall mean the greater of (i) the Yield Amount (hereafter defined) plus the Adjustment Amount (hereafter defined) or
         (ii) $1,012,500 plus $1,250 per day for each day after June 30, 1996 until and including the earlier of (x) December 31, 1996 or (y) the date of payment of the Redemption Price by the Company to Optionee. The "Yield Amount" shall mean an amount equal to (i) twenty-five percent (25%) per annum on the principal balance from time to time outstanding under the Note from the Grant Date to and including the Credit Line Termination Date; less (ii) all interest which at any time has accrued under the Note from the Grant Date to and including the Credit Line Termination Date. The "Adjustment Amount" shall mean an amount equal to twenty-five percent (25%) per annum on the Yield Amount from the Credit Line Termination Date to and including the date of payment of the Redemption Price by the




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         Company to Optionee.  For purposes of this Section 8, the Credit Line
         Termination Date means (i) December 31, 1996, if the indebtedness evidenced by the Note is paid in full on such date and the Company has not prior to December 31, 1996 agreed by a written notice delivered to Optionee that the revolving line of credit available under and evidenced by the Note has been terminated, (ii) the date on which the indebtedness evidenced by the Note is fully paid, if the indebtedness evidenced by the Note is not fully paid on December 31, 1996, or (iii) the date on which both the indebtedness evidenced by the Note has been fully paid and the Company has agreed by a written notice delivered to Optionee that the revolving line of credit available under and evidenced by the Note has been terminated, if the Company has agreed by a written notice delivered to Optionee that the revolving line of credit available under and evidenced by the Note is terminated prior to December 31, 1996. The Redemption Price may be paid by the Company to Optionee, at the Company's option, in either or a combination of
         (i) cash, or (ii) shares of Optionee's common stock owned by the Company having a fair market value equal to the Redemption Price (or such balance thereof not otherwise paid in cash) based upon the close price for shares of Optionee's common stock on the NASDAQ National Market on the most recent day that Optionee's shares of common stock were traded on the NASDAQ National Market prior to the date of full payment of the Redemption Price by the Company to Optionee, provided that such shares of Optionee's common stock paid in payment of the Redemption Price are paid and delivered by the Company to Optionee free and clear of all liens and encumbrances. In the event Optionee's common stock is no longer traded on the NASDAQ National Market, then the fair market value of Optionee's common stock for purposes of determining payment of the Redemption Price shall be determined on such other basis as the Company and Optionee shall mutually agree.
         The Redemption Price may be prepaid by the Company to Optionee in such proportions and at such times as the Company may elect provided that the Option shall not be redeemed until the Redemption Price is fully paid and the other terms of this Section 8 are complied with by the Company. Notwithstanding anything contained in this Section 8 to the contrary, and unless Optionee otherwise agrees in writing, the Company shall have no right to redeem and terminate the Option pursuant to this Section 8 at anytime any one or more Events of Default (as defined in the Note) exists and is continuing. Nothing contained in this Agreement (i) shall be construed to extend or to commit to extend the revolving line of credit available under the Note or the maturity of the Note past December 31, 1996; or (ii) impair or affect Optionee's rights and remedies with respect to any collateral securing the indebtedness evidenced by the Note. The redemption of the Option pursuant to this Section 8 may be made after notice of exercise of the Option has been given by the Optionee to the Company provided that written notice of such redemption and payment of the Redemption Price is made by the Company to Optionee prior to the Exercise Date specified in Optionee's notice of exercise of the Option to be given to the Company pursuant to Section 3.2.




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         7.      THIS THIRD AMENDMENT TO STOCK OPTION AGREEMENT SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW
YORK.

         8. The Company covenants and warrants to Optionee that the execution and delivery of this Third Amendment to Stock Option Agreement by the Company is not in contravention of and will not cause a default under any agreement to which the Company is a party.

         9. To the extent of any conflict between the terms of this Third Amendment to Stock Option Agreement and the First Amendment or the Second Amendment, the terms and provisions of this Third Amendment to Stock Option Agreement shall govern and control.

         10. Except as amended hereby and by the First Amendment and the Second Amendment, the Stock Option Agreement shall remain in full force in effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have entered into this Third Amendment to Stock Option Agreement as of the date first above written.

"COMPANY"                                     "OPTIONEE"

NATIONAL EDUCATION CORPORATION                STECK-VAUGHN PUBLISHING
                                              CORPORATION


By:/S/ KEITH K. OGATA                         By: /S/ FLOYD D. ROGERS
   ------------------                             ---------------------

Name:  KEITH K. OGATA                         Name:  FLOYD D. ROGERS
     ----------------                              --------------------

Title:  V.P., CFO AND TREASURER               Title:  V.P. OF FINANCE AND CFO
      -------------------------                     -------------------------





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